EXHIBIT 23(a)

Independent Auditors’ Consent

and Report On Financial Statement Schedule

The Dow Chemical Company:

We consent to the incorporation by reference of our report dated January 30, 2003 (February 13, 2003 as to Note U) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for derivative instruments and hedging activities to conform to Statement of Financial Accounting Standards (“SFAS”) No. 133 and an explanatory paragraph relating to a change in method of accounting for goodwill to conform to SFAS Nos. 141 and 142) appearing in this Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2002, in the following Registration Statements of The Dow Chemical Company:

Form S-3:

Nos.	33-37052
33-52980
333-91228
333-101647

Form S-4:

No.	333-88443

Form S-8:

Nos.	2-64560
33-21748
33-37345
33-51453
33-52841
33-58205
33-61795
333-27379
333-27381
333-40271
333-43730
333-49183
333-67414
333-84700
333-88443
333-91027

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of The Dow Chemical Company, listed in Item 15 (a) 2.  The financial statement schedule is the responsibility of the Company’s management.  Our responsibility is to express an opinion based on our audits.  In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Midland, Michigan
February 27, 2003

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